Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Siyata Mobil Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares, no par value per share(1)	Rule 457(o)			$4,000,000	0.0001102	$440.80(2)
Fees Previously Paid								$0
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$4,000,000		$440.80
	Total Fees Previously Paid							$0
	Total Fee Offsets							0
	Net Fee Due							$440.80

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, the securities being registered hereunder include such additional securities as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

(2)	The filing fee is based on a bona fide estimate of the maximum aggregate offering price of the securities being registered.